JEFFREY R. VETTER	EMAIL JVETTER@FENWICK.COM DIRECT DIAL 650.335.7631

EXHIBIT 5.1

April 6, 2005

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-1331

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by VeriSign, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about April 8, 2005 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,509,822 shares of the Company’s Common Stock (the “Stock”), all of which are subject to issuance by the Company upon the exercise of stock options granted under the LightSurf Technologies, Inc. 1999 Stock Option Plan (the “Plan”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Plan;

(2)	the Company’s Third Amended and Restated Certificate of Incorporation, represented by Acquirer to be true and complete as of April 6, 2005;

(3)	the Company’s Amended and Restated Bylaws, represented by Acquirer to be true and complete as of April 6, 2005;

(4)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the Plan and related forms;

(5)	the Prospectus prepared in connection with the Registration Statement; and

(6)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all

VeriSign, Inc.

April 6, 2005

persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 1,509,822 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted under the Plan, when issued, sold and delivered in accordance with the Plan and stock option grant agreements entered into thereunder and in the manner and for the consideration stated in the Plan and the relevant stock option grant agreements, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner